Exhibit 10.1

FORM OF

CONTRIBUTION AGREEMENT

By and Among

SUSSER PETROLEUM PARTNERS LP

SUSSER PETROLEUM PARTNERS GP LLC

SUSSER HOLDINGS CORPORATION

SUSSER HOLDINGS, L.L.C.

STRIPES LLC

and

SUSSER PETROLEUM COMPANY LLC

Dated as of [•], 2012

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of [•], 2012 (this “Agreement”), is by and among Susser Petroleum Partners LP, a Delaware limited partnership (the “Partnership”), Susser Petroleum Partners GP LLC, a Delaware limited liability company (the “General Partner”), Susser Holdings Corporation, a Delaware corporation (“SHC”), Susser Holdings, L.L.C., a Delaware limited liability company (“Holdings”), Stripes LLC, a Texas limited liability company (“Stripes”) and Susser Petroleum Company LLC, a Texas limited liability company (“SPC”).  The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”  Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and SHC have formed the Partnership under the terms of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in connection with the Offering, and in order to accomplish the objectives and purposes in the preceding recital each of the following actions has been taken prior to the date hereof:

1.                                       SHC formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 in exchange for all of the member interests in the General Partner.

2.                                       The General Partner and SHC formed the Partnership under the terms of the Delaware LP Act and contributed $0 and $1,000, respectively, in exchange for a 0% non-economic general partner interest and a 100% limited partner interest, respectively, in the Partnership.

3.                                       SPC formed Susser Petroleum Operating Company LLC (“Susser Operating”) under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the membership interests in Susser Operating.

4.                                       Susser Operating formed Susser Petroleum Property Company LLC (“Susser Propco”) under the terms of the Delaware LLC Act and contributed $1,000 in exchange for all of the membership interests in Susser Propco.

5.                                       T&C Wholesale, Inc. filed a certificate of conversion under the terms of the Texas Business Organizations Code (“TBOC”) to convert to a limited liability company named T&C Wholesale, LLC (“T&C Wholesale”).

6.                                       SPC contributed T&C Wholesale to Susser Operating.

7.                                       SHC, Susser Operating, Stripes and SPC entered into the SHC Distribution Contract.

8.                                       Susser Operating and SPC entered into the SHC Transportation Contract.

9.                                       Holdings distributed $[•] to SHC in compliance with the Asset Sales Covenant.

10.                                 Susser Propco filed an election on Form 8832 to be treated as a corporation for U.S. federal income tax purposes that will be effective as of the date of the closing of the Offering.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions shall occur in the following order:

1.                                       SHC or its subsidiaries shall sell, convey, assign, transfer, contribute and deliver to Susser Operating:

a.                                       all of SPC’s right, title, duties, obligations and interests as tenant under the certain leases and subleases, and other agreements ancillary thereto, together with all modifications, addenda and amendments thereto, more particularly described on Schedule A attached hereto (the “Tenant Leases”), pursuant to that certain Assignment and Assumption of Lease Agreements (SPC as Tenant), dated as of [•] (the “Tenant Lease Assignment”);

b.                                      all of SPC’s right, title, duties, obligations and interests as landlord under the certain leases and subleases, and other agreements ancillary thereto, together with all modifications, addenda and amendments thereto, more particularly described on Schedule B attached hereto (the “Landlord Leases”), pursuant to that certain Assignment and Assumption of Lease Agreements (SPC as Landlord), dated as of [•] (the “Landlord Lease Assignment”);

c.                                       all of SPC’s right, title, duties, obligations and interests under certain vendor agreements, related to, among other things, certain merchandise purchasing and promotional programs arranged with dealers and vendors, and other agreements ancillary thereto, more particularly described on Schedule C attached hereto (the “Vendor Agreements”), pursuant to that certain Assignment and Assumption of Vendor Agreements, dated as of [•] (the “Vendor Agreement Assignment”);

d.                                      all of SPC’s right, title, duties, obligations and interests under certain marketer, distributor and supply agreements, pursuant to which, among other things, SPC purchases motor fuel from oil companies and refiners, and other agreements ancillary thereto, more particularly described on Schedule D attached hereto (the “Fuel Supplier Agreements”), pursuant to that certain Assignment and Assumption of Fuel Supplier Agreements, dated as of [•] (the “Fuel Supplier Agreement Assignment”);

e.                                       all of SPC’s right, title, duties, obligations and interests under certain fuel supply and management fee agreements, pursuant to which, among other things, SPC distributes motor fuel to convenience stores and other retail fuel outlets, and other agreements ancillary thereto, more particularly described on Schedule E attached hereto (the “Dealer Supply Agreements”), pursuant to that certain Assignment and Assumption of Dealer Supply Agreements, dated as of [•] (the “Dealer Supply Agreement Assignment”);

f.                                         all of SHC’s or its subsidiaries’ right, title and interests in certain real property owned in fee and located in [Texas and [•]], together with all benefits, privileges, easements, tenements, hereditaments thereon or appertaining thereto, and any and all right, title and interest in and to adjacent roads and rights-of-way, more particularly described on Schedule F attached hereto (the “Conveyed Real Property”), pursuant to certain Special Warranty Deeds, dated as of [•] (the “Special Warranty Deeds”); and

g.                                      [all of SHC’s or its subsidiaries’ right, title and interests in and to certain personal property, more particularly described on Schedule G attached hereto (the “Conveyed Personal Property”), pursuant to certain Bills of Sale, dated as of [•] (the “Bills of Sale”)].

The Tenant Leases, Landlord Leases, Vendor Agreements, Fuel Supplier Agreements, Dealer Supply Agreements, Conveyed Real Property and Conveyed Personal Property are collectively referred to herein as the “Contributed Assets.”  The Tenant Lease Assignment, Landlord Lease Assignment, Vendor Agreement Assignment, Fuel Supplier Agreement Assignment, Dealer Supply Agreement Assignment, Special Warranty Deeds and Bills of Sale, and other agreements ancillary thereto, are collectively referred to herein as the “Assignment Documents.”

2.                                       SPC shall convey and contribute to the Partnership all of SPC’s right, title and interest in and to all of the membership interests in Susser Operating (the “Susser Operating Interests”), in exchange for the conveyance and distribution by the Partnership to SHC or its subsidiaries of:

a.                                       [•] Common Units representing a [•]% limited partner interest in the Partnership, [all of which] will be conveyed by the Partnership to Stripes;

b.                                      [•] Subordinated Units representing a [•]% limited partner interest in the Partnership, of which [•] Subordinated Units will be conveyed by the Partnership to SHC and [•] Subordinated Units will be conveyed by the Partnership to Stripes;

c.                                       the Incentive Distribution Rights, all of which will be conveyed by the Partnership to SHC;

d.                                      cash in the amount of $[•], as described in paragraphs [4, 5, 6, and 7] below, all of which shall be conveyed by the Partnership to SHC; and

e.                                       the right for SHC to either (i) receive up to an additional [•] Common Units, (ii) receive a cash distribution of the proceeds of the Over-Allotment Option if the Underwriters exercise the Over-Allotment Option, or (iii) a combination of both (i) and (ii).

3.                                       The Partnership shall redeem the 100% limited partner interest in the Partnership held by SHC and refund and distribute to SHC the initial capital contribution made by it to the Partnership along with 100% of any interest or other profit that resulted from the investment or other use of such initial capital contribution.

4.                                       At the Effective Time, the public, through the Underwriters, shall contribute to the Partnership $[•] ($[•] net of the Underwriters’ discount) in exchange for [•] Common Units representing a [•]% limited partner interest in the Partnership in connection with the Offering.

5.                                       The Partnership shall use a portion of the proceeds from the Offering to make a distribution of $[•] to the Issuer Group to reimburse the Issuer Group for certain capital expenditures incurred with respect to the Contributed Assets and to partially satisfy the Asset Sales Covenant under the Holdings Indenture.

6.                                       SHC will transfer $[•] to the Issuer Group as partial payment for the Contributed Assets to partially satisfy the Asset Sales Covenant under the Holdings Indenture.

7.                                       The Partnership will (i) use the remainder of the proceeds from the Offering of $[•] to purchase U.S. Treasury or other similar securities (“Treasuries”), (ii) pledge the Treasuries as collateral for a new loan that is fully guaranteed by SHC (the “Recourse Loan”), and (iii) distribute the proceeds from the Recourse Loan to the Issuer Group.

8.                                       SHC will (i) borrow the amount needed to satisfy the Asset Sales Covenant, $[•], and (ii) transfer such amount to the Issuer Group as partial payment for the Contributed Assets.

9.                                       Upon the expiration of period during which the Underwriters may exercise their Over-Allotment Option, if the Underwriters have not exercised any portion of the Over-Allotment Option, the Partnership will issue [•] additional Common Units to Stripes.  However, to the extent that the Underwriters exercise any portion of the Over-Allotment Option, the Partnership will (i) use the proceeds from the Over-Allotment Option to purchase additional Treasuries, (ii) use the Treasuries as collateral to borrow an equal amount of debt guaranteed by SHC (the “Over-Allotment Option Debt”), (iii) distribute the proceeds of the Over-Allotment Option Debt to SHC, and (iv) issue to SHC a number of Common Units equal to [•] less the number of Common Units purchased by the Underwriters in connection in the Over-Allotment Option.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the Parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Agreement” has the meaning assigned to such term in the preamble.

“Asset Sales Covenant” means the covenant set forth in Section 4.40 of the Holdings Indenture.

“Assignment Documents” has the meaning assigned to such term in the recitals.

“Bills of Sale” has the meaning assigned to such term in the recitals.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” means the common units representing limited partner interests in the Partnership.

“Contributed Assets” has the meaning assigned to such term in the recitals.

“Conveyed Personal Property” has the meaning assigned to such term in the recitals.

“Conveyed Real Property” has the meaning assigned to such term in the recitals.

“Dealer Supply Agreement Assignment” has the meaning assigned to such term in the recitals.

“Dealer Supply Agreements” has the meaning assigned to such term in the recitals.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“Effective Time” means immediately prior to the closing of the initial public offering pursuant to the Underwriting Agreement.

“Fuel Supplier Agreement Assignment” has the meaning assigned to such term in the recitals.

“Fuel Supplier Agreements” has the meaning assigned to such term in the recitals.

“General Partner” has the meaning assigned to such term in the preamble.

“Holdings” has the meaning assigned to such term in the preamble.

“Holdings Indenture” means that certain Indenture dated as of May 7, 2010, by and among Holdings, Susser Finance Corporation, the guarantors named therein and Wells Fargo Bank, N.A., as Trustee, relating to the issuance of the 8.50% Senior Notes due 2016 of Holdings.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“Issuer Group” means Holdings and its restricted subsidiaries.

“Landlord Lease Assignment” has the meaning assigned to such term in the recitals.

“Landlord Leases” has the meaning assigned to such term in the recitals.

“Offering” means the initial offering and sale of Common Units to the public, as described in the Registration Statement, including any offer and sale of Common Units pursuant to the exercise of the Over-Allotment Option.

“Option Closing Date” means the date of the closing of the sale of Common Units issued pursuant to the Over-Allotment Option

“Over-Allotment Option Debt” has the meaning assigned to such term in the recitals.

“Over-Allotment Option” has the meaning assigned to such term in the Partnership Agreement.

“Partnership” has the meaning assigned to such term in the preamble.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of [•], 2012.

“Recourse Loan” has the meaning assigned to such term in the recitals.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333- 182276), as amended and effective pursuant to the Securities Act at the Effective Time.

“Securities Act” means the Securities Act of 1933, as amended.

“SHC” has the meaning assigned to such term in the preamble.

“SHC Distribution Contract” means that certain fuel supply agreement by and among SHC, Susser Operating, Stripes and SPC, dated as of [•], 2012.

“SHC Transportation Contract” means that certain transportation services agreement by and among Susser Operating and SPC, dated as of [•], 2012.

“SPC” has the meaning assigned to such term in the preamble.

“Special Warranty Deeds” has the meaning assigned to such term in the recitals.

“Stripes” has the meaning assigned to such term in the preamble.

“Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Susser Operating” has the meaning assigned to such term in the recitals.

“Susser Operating Interests” has the meaning assigned to such term in the recitals.

“Susser Propco” has the meaning assigned to such term in the recitals.

“T&C Wholesale” has the meaning assigned to such term in the recitals.

“TBOC” has the meaning assigned to such term in the recitals.

“Tenant Lease Assignment” has the meaning assigned to such term in the recitals.

“Tenant Leases” has the meaning assigned to such term in the recitals.

“Treasuries” has the meaning assigned to such term in the recitals.

“Underwriters” means those underwriters listed in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement between SHC, the Partnership, the General Partner and the Underwriters, dated as of [•], 2012.

“Vendor Agreement Assignment” has the meaning assigned to such term in the recitals.

“Vendor Agreements” has the meaning assigned to such term in the recitals.

ARTICLE II
CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

Section 2.1            Election to Treat Susser Propco as a Corporation.  The Parties acknowledge that on or before the date hereof, Susser Propco has filed a valid election on Internal Revenue Service Form 8832 for Susser Propco to be treated for U.S. federal income tax purposes as a corporation, effective two days prior to the Effective Time.

Section 2.2            Conveyance of Contributed Assets to Susser Operating. The Parties acknowledge the sale, conveyance, assignment, transfer, contribution and delivery by SHC and its subsidiaries to Susser Operating of the Contributed Assets pursuant to the Assignment Documents.

Section 2.3            Contribution of Susser Operating Interests to the Partnership.  SHC and the Issuer Group hereby grant, contribute, bargain, convey, assign, transfer, set over and deliver to the Partnership, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Susser Operating Interests as a contribution of capital to the Partnership in exchange for:

(a)   [•] Common Units representing a [•]% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period), [all of which] will be conveyed by the Partnership to Stripes;

(b)   [•] Subordinated Units representing a [•]% limited partner interest in the Partnership (based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period), of which [•] Subordinated Units will be conveyed by the Partnership to SHC and [•] Subordinated Units will be conveyed by the Partnership to Stripes;

(c)   Incentive Distribution Rights, all of which will be conveyed by the Partnership to SHC;

(d)   a right to receive a distribution of $[•] from the Partnership in whole or in part reimbursing the Issuer Group for pre-formation capital expenditures with respect to the Contributed Assets and to partially satisfy the Asset Sales Covenant;

(e)   a right to receive a distribution of $[•] from the Partnership to partially satisfy the Asset Sales Covenant;

(f)    a right to receive a distribution of $[•] from the proceeds of the Recourse Loan; and

(g)   a right to receive a distribution of $[•] from borrowings of the Partnership as partial payment for the Contributed Assets.

The Partnership hereby accepts the Susser Operating Interests as a contribution to the capital of the Partnership.

Section 2.4            Purchase of Treasuries by the Partnership and Incurrence of Recourse Loan.  The Parties acknowledge (i) the purchase by the Partnership of $[•] of Treasuries, (ii) the pledge of the Treasuries as collateral for the Recourse Loan; and (iii) the distribution of the proceeds of $[•] from the Recourse Loan to the Issuer Group.

Section 2.5            Underwriters’ Cash Contribution.  The Parties acknowledge that the Underwriters have, pursuant to the Underwriting Agreement, made a capital contribution to the Partnership of $[•] in cash ($[•] net to the Partnership after the Underwriters’ discount of $[•] and structuring fee of $[•]) in exchange for the issuance by the Partnership to the Underwriters of [•] Common Units, based upon the Underwriters full exercise of the Over-Allotment Option (representing a [•]% limited partner interest in the Partnership based upon the number of Common Units expected to be outstanding following the expiration of the Over-Allotment Option period).

Section 2.6            Payment of Transaction Expenses and Distribution by the Partnership.  The SHC and the Issuer Group acknowledge the payment and distribution by the Partnership, in connection with the transactions contemplated hereby, of:

(a)   estimated transaction expenses in the amount of approximately $[•] (inclusive of the Underwriters’ discount and any structuring fee);

(b)   $[•] of the net proceeds of the Offering to SHC and the Issuer Group as a reimbursement for certain pre-formation capital expenditures;

(c)   a payment of $[•] from the net proceeds of the Offering to SHC to partially satisfy the Asset Sales Covenant; and

(d)   a distribution of $[•] to SHC from the proceeds of the Recourse Loan to partially satisfy the Asset Sales Covenant.

Section 2.7            Additional Borrowings to Satisfy the Asset Sales Covenant. The Parties acknowledge the borrowing by the Partnership of $[•] and the transfer such amount to the Issuer Group as partial payment for the Contributed Assets to satisfy the Asset Sales Covenant.

Section 2.8            Redemption of the Initial Partner Interests in the Partnership and the Return of Initial Capital Contributions.  The Partnership hereby redeems the 100% limited partner interest in the Partnership held by SHC and hereby refunds and distributes to SHC the initial capital contribution made by it to the Partnership along with 100% of any interest or other profit that resulted from the investment or other use of such initial capital contribution.

ARTICLE III
ADDITIONAL TRANSACTIONS

Section 3.1            Sale and Purchase of Additional Common Units.  If the Over-Allotment Option is exercised in whole or in part, the Underwriters shall contribute additional cash to the Partnership, in exchange for up to an additional [•] Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement, net of the Underwriters’ discount and structuring fee.

Section 3.2            Exercise of the Over-Allotment Option. The Parties hereby acknowledge that, upon the expiration of the Over-Allotment Option period, if the Underwriters have not exercised any portion of the Over-Allotment Option, the Partnership will issue [•] additional Common Units to SHC.  However, to the extent that the Underwriters exercise any portion of the Over-Allotment Option, the Partnership will (i) use the proceeds from the Over-Allotment Option to purchase additional Treasuries, (ii) use the Treasuries as collateral to borrow the Over-Allotment Option Debt, (iii) distribute the proceeds of the Over-Allotment Option Debt to SHC, and (iv) issue to SHC a number of Common Units equal to [•] less the number of Common Units purchased by the Underwriters in connection in the Over-Allotment Option.

ARTICLE IV
FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V
EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VI, without further action by any Party hereto.

ARTICLE VI
MISCELLANEOUS

Section 6.1            Order of Completion of Transactions.            The transactions provided for in Article II and Article VI of this Agreement shall be completed immediately following the Effective Time in the following order:  first, the transactions provided for in Article II shall be completed in the order set forth therein; and second, following the completion of the transactions provided for in Article II, the transactions provided for in Article IV, if they occur, shall be completed.

Section 6.2            Headings; References; Interpretation.           All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 6.3            Successors and Assigns.   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 6.4            No Third Party Rights.      The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 6.5            Counterparts.       This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

Section 6.6            Choice of Law.      This Agreement shall be subject to and governed by the laws of the State of Texas. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.

Section 6.7            Severability.         If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.8            Amendment or Modification.             This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 6.9            Integration.           This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 6.10         Deed; Bill of Sale; Assignment.       To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

SUSSER PETROLEUM PARTNERS LP

By:	SUSSER PETROLEUM PARTNERS GP LLC,
its general partner

By:
Name:
Title:

SUSSER PETROLEUM PARTNERS GP LLC

By:
Name:
Title:

SUSSER HOLDINGS CORPORATION

By:
Name:
Title:

SUSSER HOLDINGS, L.L.C.

By:
Name:
Title:

STRIPES LLC

By:
Name:
Title:

SUSSER PETROLEUM COMPANY LLC

By:
Name:
Title:

Signature Page to Contribution Agreement